SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 3, 2004

                                 GOAMERICA, INC.

               (Exact Name of Registrant as Specified in Charter)



          Delaware                        0-29359               22-3693371
----------------------------      ----------------------   --------------------
(State or Other Jurisdiction      (Commission File Number)    (IRS Employer
     of Incorporation)                                      Identification No.)



     433 HACKENSACK AVENUE, HACKENSACK NJ             07601
     ------------------------------------             -----
   (Address of principal executive offices)         (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717


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ITEM 5. OTHER EVENTS

GoAmerica, Inc. (the "Company") has received a letter from The Nasdaq Stock Market ("Nasdaq") Staff stating that the Company's Common Stock was scheduled to be delisted from The Nasdaq SmallCap Market at the open of business on June 14, 2004 due to the Company's Common Stock not complying with the minimum $1.00 closing bid price per share requirement as set forth in Nasdaq Marketplace Rule 4310(c)(4). The Company has appealed the Nasdaq Staff's determination and has requested a hearing with a Nasdaq Listing Qualifications Panel pursuant to Nasdaq procedures. Shares of GoAmerica Common Stock will continue to trade on The Nasdaq SmallCap Market pending the Panel's decision.

The Company also announced that it recently discovered that its Common Stock has been listed on the Berlin Bremer Exchange and other German stock exchanges without the Company's knowledge or authorization. The Company is investigating this matter, including possible adverse effects on the trading of the Company's shares in the United States.

The Company has issued a press release disclosing this information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1 Press Release of GoAmerica, Inc. dated June 8, 2004.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 GOAMERICA, INC.



                                 By: /s/ Daniel R. Luis
                                    ----------------------------
                                    Daniel R. Luis
                                    Chief Executive Officer



Dated: June 9, 2004


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                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION

99.1          Press Release of GoAmerica, Inc. dated June 8, 2004.









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